UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 29, 2014

Teucrium Commodity Trust
(Exact name of registrant as specified in its charter)

Delaware	001-34765	61-1604355
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

232 Hidden Lake Road, Building A Brattleboro, Vermont 05301
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (802) 257-1617

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

ITEM 4.01 CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

On June 30, 2014, KPMG LLP ("KPMG") acquired certain assets of ROTHSTEIN-KASS, P.A. (d/b/a Rothstein Kass & Company, P.C.) and certain of its affiliates ("Rothstein Kass"), the independent registered public accounting firm for Teucrium Commodity Trust (the "Trust"), the Teucrium Corn Fund, the Teucrium Natural Gas Fund, the Teucrium WTI Crude Oil Fund, the Teucrium Soybean Fund, the Teucrium Sugar Fund, the Teucrium Wheat Fund, and the Teucrium Agricultural Fund (collectively, the "Funds"). As a result of this transaction, on June 30, 2014, Rothstein Kass resigned as the independent registered public accounting firm for the Trust and the Funds. On July 7, 2014, the Trust filed a Form 8-K, dated June 30, 2014, with information regarding the KPMG acquisition and the impact to the Trust and the Funds.

The authorized officers of Teucrium Trading, LLC, the Sponsor of the Trust and the Funds (the "Company"), previously approved the engagement of KPMG as the new independent registered public accounting firm for the Company, the Trust and the Funds subject to KPMG completing its standard client evaluation procedures and accepting the engagement. KPMG has now completed its client evaluation procedures and accepted the engagement, effective July 29, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Teucrium Commodity Trust
	By:	Teucrium Trading, LLC, its sponsor

Date: August 1, 2014	By:	/s/ Dale Riker
Name: Dale Riker
Title: Chief Executive Officer